Exhibit 10.6

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 20, 2019 by and among Vail Holdings, Inc., a Colorado corporation (“Parent”), and the Timothy D. Boyd Revocable Trust U/A 8/27/1996 (the “Company Shareholder”), a shareholder of Peak Resorts, Inc., a Missouri corporation (the “Company”).

WITNESSETH:

WHEREAS, concurrently with the execution and delivery hereof, Parent, VRAD Holdings, Inc., a Missouri corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), Vail Resorts, Inc., a Delaware corporation, and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger, in accordance with its terms and subject to its conditions;

WHEREAS, the Company Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of the Company as is indicated on the signature page of this Agreement; and

WHEREAS, as a material inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has requested that the Company Shareholder, and the Company Shareholder has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent and the Company Shareholder hereby agree as follows:

1.            Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

(a)       “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into a futures or forward contract to deliver such security or entering into any other transaction that has the effect of either directly or indirectly pledging, encumbering or assigning such security (other than any of the foregoing that would not materially impair the Company Shareholder’s ability to perform its obligations under this Agreement).

(b)       “Shares” means (i) all shares of capital stock of the Company owned, beneficially or of record, by the Company Shareholder as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by the Company Shareholder, beneficially or of record, including by way of converting any convertible securities, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 6).

(c)       “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a Lien (other than a Lien that would not materially impair the Company Shareholder’s ability to perform its obligations under this Agreement) upon or the gift, grant or placement in trust, or the Constructive Sale or other disposition of (i) such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law), (ii) any right, title or interest in such security (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) or (iii) the record or beneficial ownership of such security.

2.            Transfer and Voting Restrictions.

(a)       At all times during the period commencing with the execution and delivery of this Agreement and expiring on the earlier to occur of (i) the Expiration Date, and (ii) the adoption of the Merger Agreement by the Company’s shareholders, the Company Shareholder shall not, except in connection with the Merger, Transfer or permit a Transfer of any of the Shares. Notwithstanding anything to the contrary in this Agreement, neither this Section 2(a) nor any other provision of this Agreement shall prohibit a Transfer of Shares by the Company Shareholder to any of its Affiliates; provided, that prior to or simultaneous with such Transfer, the transferee agrees in writing to be bound by all of the obligations of the Company Shareholder under this Agreement with respect to such Shares. In the event of a Transfer of the Shares to an Affiliate, the Company Shareholder will promptly notify Parent in writing of such Transfer.

(b)       Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, prior to the Expiration Date, the Company Shareholder shall not knowingly or intentionally commit any act that would reasonably be expected to restrict or affect the Company Shareholder’s legal power, authority and right to vote any of the Shares. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, the Company Shareholder shall not, prior to the Expiration Date, enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting the Company Shareholder’s legal power, authority or right to vote any of the Shares in favor of the approval of the Proposed Transaction (as such term is defined in Section 3(a)) or perform the Company Shareholder’s obligations hereunder.

(c)       In furtherance of this Agreement, and concurrently herewith, the Company Shareholder shall, and hereby does, authorize the Company or the Company’s counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares for as long as this Agreement remains in effect.

3.            Agreement to Vote Shares.

(a)       Prior to the Expiration Date, if there is a Company Shareholders Meeting (or any other meeting of the stockholders of the Company called at which a vote contemplated below is taken), then at such meeting and at every adjournment or postponement thereof, the Company Shareholder shall cause the Shares to be present thereat for purposes of establishing a quorum and vote the Shares, or cause the Shares to be voted, (i) in favor of the adoption of the Merger Agreement and the approval of the other Transactions (collectively, the “Proposed Transaction”), (ii) against the approval or adoption of any Alternative Proposal or any other proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any Alternative Proposal or any other action that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Company Shareholder contained in this Agreement (the matters set forth in clauses (ii) and (iv) of this Section 3(a), an “Alternative Transaction”), and (v) in favor of any other matter reasonably necessary in order to consummate the Transactions, including the Merger.

(b)       Prior to the Expiration Date, the Company Shareholder shall not approve any Alternative Transaction by written consent. Notwithstanding the foregoing, nothing in this Agreement shall require the Company Shareholder to vote in favor of, or otherwise act by written consent with respect to, any amendment to the Merger Agreement or the taking of any action that would result in the amendment, modification or waiver of a provision therein, in any such case, in a manner that decreases the amount or changes the form of the Merger Consideration payable to the Company Shareholder, and, for the avoidance of doubt, the Company Shareholder may act in its sole discretion with respect to any such foregoing proposed item. Except as expressly set forth in this Section 3(b), the Company Shareholder shall not be restricted from voting in favor of, acting by written consent with respect to, voting against or abstaining with respect to any matter (other than the Proposed Transaction or an Alternative Transaction) presented to the shareholders of the Company.

(c)       If the Company Shareholder is the beneficial owner, but not the record holder, of any of the Shares, the Company Shareholder agrees to use its best efforts to take all actions necessary to cause the record holder and any nominees to vote, or act by written consent with respect to, all of such Shares in accordance with Section 3(a).

(d)       In the event of a stock split, stock dividend or distribution, or any change in the capital stock of the Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to, and include, such shares as well as all such stock dividends and distributions and any securities into which, or for which, any or all of such shares may be changed or exchanged or which are received in such transaction.

(e)       The Company Shareholder hereby waives and agrees not to exercise any rights (including under Sections 351.447 and/or 351.455 of the MGBCL) to demand appraisal of any Shares which may arise with respect to the Merger or dissent from the Merger.

4.            Representations and Warranties of the Company Shareholder. The Company Shareholder hereby represents and warrants to Parent as follows:

(a)       The Company Shareholder is the beneficial or record owner of the Shares indicated on the signature page hereto, free and clear of any and all Liens (other than (i) transfer restrictions of general applicability as may be provided under the Securities Act, “blue sky” laws or applicable other securities Laws or (ii) a Lien that would not materially impair the Company Shareholder’s ability to perform its obligations under this Agreement). The Company Shareholder has, and will have at all times through the Effective Time, the voting power to control the vote and consent as contemplated herein, the power of disposition, the power to issue instructions with respect to the matters set forth in Section 3, and the power to agree to all of the matters set forth in this Agreement, in each case, with respect to the Shares, except with respect to any Shares Transferred in accordance with Section 2(a). Except for the Shares set forth on the signature page hereto, as of the date hereof, the Company Shareholder does not beneficially own any other (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(b)       As of the date hereof and for so long as this Agreement remains in effect, except as otherwise provided in this Agreement, the Company Shareholder has full power, authority, legal right and capacity to: (i) make, enter into and carry out the terms of this Agreement; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other Person (including any Governmental Authority), except for any such consent, approval or action that, individually or in the aggregate, would not materially impair the Company Shareholder’s ability to perform its obligations under this Agreement. Without limiting the generality of the foregoing, except for (1) this Agreement, (2) the Amended and Restated Voting Agreement, dated as of November 21, 2018, among the Company, the Company Shareholder, CAP 1 LLC, Timothy D. Boyd, Stephen J. Mueller and Richard K. Deutsch, and (3) the Amended and Restated Stockholders’ Agreement, dated as of November 21, 2018, among the Company, Timothy D. Boyd, Stephen J. Mueller, Richard K. Deutch, the Company Shareholder and CAP 1 LLC, the Company Shareholder has not entered into any voting agreement with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person with respect to the Shares, in each case that would materially impair the Company Shareholder’s ability to perform its obligations under this Agreement.

(c)       This Agreement has been duly executed and delivered by the Company Shareholder and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Company Shareholder, enforceable against the Company Shareholder in accordance with its terms (except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity).

(d)       The execution, delivery and performance of this Agreement by the Company Shareholder does not require any spousal approval or consent. The execution, delivery and performance of this Agreement by the Company Shareholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the trust agreement of the Company Shareholder, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any contract to which the Company Shareholder is a party or by which it is bound or (iii) violate any order, injunction or other legal restraint binding on the Company Shareholder as of the date of this Agreement, except for any of the foregoing referred to in clauses “(i)”, “(ii)” and “(iii)” as would not, either individually or in the aggregate, impair in any material respect the ability of the Company Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e)       The execution, delivery and performance of this Agreement by the Company Shareholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Company Shareholder’s ability to perform its obligations under this Agreement.

(f)       As of the date hereof, there is no suit, action or other proceeding pending or, to the knowledge of the Company Shareholder, threatened against or affecting the Company Shareholder before or by any Governmental Authority that would reasonably be expected to impair in any material respect the ability of the Company Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

5.            Representations and Warranties of Parent. Parent hereby represents and warrants to the Company Shareholder as follows:

(a)       The execution, delivery and performance by Parent of this Agreement have been duly and validly authorized by all necessary corporate action of Parent. Parent has full corporate power and authority to make, enter into and carry out the terms of this Agreement.

(b)       This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company Shareholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity).

(c)       The execution, delivery and performance of this Agreement by Parent do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority.

(d)       The representations and warranties made by Parent in Article V of the Merger Agreement are true and correct in all respects.

6.            Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earliest to occur of (the “Expiration Date”): (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article VIII thereof; (b) the Effective Time; (c) the date of any amendment, modification or supplement to the Merger Agreement, in each such case if such amendment, modification or supplement decreases the amount, or changes the form, of Merger Consideration payable to the Company Shareholder; (d) the date upon which Parent and the Company Shareholder agree to terminate this Agreement in writing; and (e) the date upon which the Company Board or any committee thereof makes a Company Adverse Recommendation Change; provided, however, that Section 7 shall survive the termination of this Agreement.

7.            Miscellaneous Provisions.

(a)       Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties.

(b)       Extension of Time; Waivers. The parties may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party set forth in this Agreement or any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other party contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

(c)       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by electronic mail to the parties as set forth in this Section 7(c). All notices and other communications hereunder shall be delivered (x) if to Parent, to the address provided in the Merger Agreement, including to the Persons designated therein to receive copies; and (y) if to the Company Shareholder, to the Company Shareholder’s physical mailing address or electronic email address shown on the Company Shareholder’s signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

(d)       Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. All references herein to a “party” or “parties” are to a party or parties to this Agreement unless otherwise specified. The word “or” will not be exclusive. All preamble, recital, section and paragraph references are to the preamble, recitals, sections and paragraphs of this Agreement unless otherwise specified.

(e)       Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.

(f)       Parties in Interest. This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder, except that the Company shall be an express third party beneficiary of Section 7(p) .

(g)       Governing Law. This Agreement and any controversy related to or arising, directly or indirectly, out of, caused by or resulting from this Agreement will be governed by and construed in accordance with the domestic Laws of the State of Missouri, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Missouri.

(h)       Submission to Jurisdiction. Each of the parties hereby consents to submit, for itself and its property, to the exclusive jurisdiction of the state courts of the State of Missouri located in St. Louis County, Missouri, or the Federal court of the United States of America located in the Eastern District of Missouri, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Missouri state court or, to the extent permitted by applicable Law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such Missouri state or Federal court, and (d) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Missouri state or Federal court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party consents to service of process in the manner provided for notices in Section 7(c). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(i)       Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(j)       Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of the State of Missouri provided, that if jurisdiction is not then available in the state courts of the State of Missouri, then in any federal court located in the State of Missouri, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(k)       Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(l)       WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)       Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

(n)       No Presumption Against Drafting Party. Each of Parent and the Company Shareholder acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

(o)       Attorneys’ Fees. In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(p)       Disclosure. The Company Shareholder hereby agrees that Parent and the Company may publish and disclose in any prospectus or proxy materials, any information statement or any other document required to be filed with the SEC or any other Governmental Authority in connection with this Agreement or the Merger, the Company Shareholder’s identity and ownership of the Shares and the nature of the Company Shareholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement with any filing made by Parent or the Company with the SEC relating to the Proposed Transaction (it being understood that, except as set forth above or required by applicable Law, the parties agree that neither Parent nor the Company may make any other publications, disclosures or filings relating to the Company Shareholder’s entering into of this Agreement or the contents hereof without the Company Shareholder’s prior written consent, not to be unreasonably withheld), and Parent hereby agrees that the Company Shareholder may publish and disclose in any document required to be filed with the SEC or any other Governmental Authority in connection with this Agreement or the Merger, Parent’s identity and the nature of the Company Shareholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement with any such filing or any other filing made by the Company Shareholder with the SEC relating to the Proposed Transaction (it being understood that, except as set forth above or required by applicable Law, the parties agree that the Company Shareholder may not make any other publications, disclosures or filings relating to Parent’s entering into of this Agreement or the contents hereof without Parent’s prior written consent, not to be unreasonably withheld). In connection with any such publication and disclosure, the parties shall, to the extent reasonably practicable, coordinate and consult with each other before issuing, and give each other the opportunity to review and comment upon any such publications or disclosures (and each party shall give reasonable consideration to all reasonable additions, deletions or changes suggested in connection therewith by the other party). The Company Shareholder agrees to notify Parent and the Company promptly of any additional Shares of which the Company Shareholder becomes the record or beneficial owner after the date of this Agreement.

(q)       No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incident of ownership (whether beneficial ownership or otherwise) of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Company Shareholder, and Parent shall have no authority to direct the Company Shareholder in the voting or disposition of any of the Shares, except as otherwise expressly provided herein.

(r)       Director/Officer. Notwithstanding anything to the contrary contained herein, the Company Shareholder is entering into this Agreement solely in its capacity as beneficial or record owner of the Shares, and nothing herein shall limit or affect the actions taken by any director or officer of the Company affiliated with the Company Shareholder solely in his or her capacity as a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company.

(s)       No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties and no former, current or future equity holders, controlling Persons, directors, officers, employees, agents or Affiliates of any party or any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.

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IN WITNESS WHEREOF, the parties have caused this Voting and Support Agreement to be duly executed as of the date first above written.

VAIL HOLDINGS, INC.

By:	/s/ David T. Shapiro
Name:	David T. Shapiro
Title:	Executive Vice President and General Counsel

[Signature Page to Voting and Support Agreement]

COMPANY SHAREHOLDER

TIMOTHY D BOYD REVOCABLE TRUST U/A 8/27/1996

By:	/s/ Timothy D. Boyd
Name:	Timothy D. Boyd
Title:	Trustee

With a copy to (which shall not constitute notice hereunder):
David Jones
Sandberg Phoenix
120 S. Central Avenue, Suite 1600
Clayton, MO 63105
E-mail: djones@sandbergphoenix.com

Shares Beneficially Owned by the Company Shareholder:

853,300 shares of Common Stock, par value $0.01 per share.

[Signature Page to Voting and Support Agreement]